As filed with the Securities and Exchange Commission on
February 10, 2000
                                                       Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 ----------------------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                            PEROT SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                        7374                        75-2230700
  (State or other jurisdiction    (Primary Standard Industrial       (I.R.S. Employer
of incorporation or organization)  Classification Code Number)    Identification Number)

                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principle
                               executive offices)

                                PETER A. ALTABEF
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 ----------------------------------------------

                                    COPY TO:

                                GLEN J. HETTINGER
                              HUGHES & LUCE, L.L.P.
                          1717 MAIN STREET, SUITE 2800
                               DALLAS, TEXAS 75201
                                 (214) 939-5500
                 ----------------------------------------------


Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
 Title of each class of                                Proposed maximum        Proposed maximum
    securities to be            Amount to be          offering price per      aggregate offering           Amount of
       registered             registered (1)(2)           share (3)                  price              registration fee
-----------------------       -----------------       ------------------      ------------------        ----------------
  Class A Common Stock,
 $.01 par value per share       5,000,000                   $23.44               $117,187,500             $30,937.50

   Rights to Purchase
   Preferred Stock(2)
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Associated with the Class A common stock are rights to purchase Series A Junior Participating Preferred Stock of Perot Systems Corporation (the "Series A Preferred Stock") that will not be exercisable or evidenced separately from the Class A common stock prior to the occurrence of certain events. No separate consideration will be received by the Registrant for the initial issuance of the rights to purchase the Series A Preferred Stock.

(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act. The maximum price per share information is based on the average of the high and the low sale prices of the Registrant's Class A common stock, $.01 par value per share, reported on the New York Stock Exchange on February 9, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
February 10, 2000


                                5,000,000 Shares

                            PEROT SYSTEMS CORPORATION

                              CLASS A COMMON STOCK

                            ------------------------


         This prospectus covers 5,000,000 shares of our Class A common stock, par value $.01 per share, that we may issue and sell from time to time in business combination transactions. We and the owners or controlling persons of the businesses or assets acquired will negotiate the terms of any business combination. We will determine the value of the shares of common stock to be issued at prices reasonably related to market prices current either at the time of agreement on the terms of a business combination or at or about the time of delivery of the shares. We may also permit this prospectus to cover sales by persons or entities who have received shares of common stock under this prospectus and who elect to use this prospectus to cover the resale of the shares.

         We will pay all expenses of the offering. We will not pay any underwriting discounts or commissions in connection with the issuance or sale of any shares, although we may pay finder's fees in connection with specific business combinations. Any person receiving a finder's fee may be deemed to be an underwriter of the shares issued in the transaction.

          Our common stock is listed on the New York Stock Exchange with the ticker symbol: "PER." On February 9, 2000, the closing price of one share of our Class A common stock on the New York Stock Exchange was $23.06.

         BEFORE PURCHASING SHARES OF OUR COMMON STOCK YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS SECTION OF THIS PROSPECTUS, WHICH BEGINS ON PAGE 1.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

                 The date of this prospectus is February 10, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON ORAL OR WRITTEN REQUEST TO PEROT SYSTEMS CORPORATION, 12404 PARK CENTRAL DRIVE, DALLAS, TEXAS 75251, ATTENTION: INVESTOR RELATIONS (TEL. (972) 340-5000). TO ENSURE TIMELY DELIVERY OF THE INFORMATION, PLEASE MAKE ANY REQUEST AT LEAST FIVE DAYS BEFORE THE DAY YOU MUST MAKE YOUR INVESTMENT DECISION. SEE "WHERE YOU CAN FIND MORE INFORMATION."

         WE HAVE NOT AUTHORIZED ANY PERSON TO PROVIDE INFORMATION OR MAKE ANY REPRESENTATION ABOUT THIS OFFERING THAT IS NOT IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS PROHIBITED. INFORMATION IN THIS PROSPECTUS IS CORRECT ONLY AS OF ITS DATE, REGARDLESS OF WHEN ANY LATER OFFER OR SALE OCCURS.


                                TABLE OF CONTENTS

                                                                            PAGE
RISK FACTORS ..................................................................1
THE COMPANY ...................................................................6
SELECTED CONSOLIDATED FINANCIAL DATA ..........................................8
PLAN OF DISTRIBUTION ..........................................................8
AVAILABLE INFORMATION .........................................................9
WHERE YOU CAN FIND MORE INFORMATION ..........................................10
LEGAL MATTERS ................................................................10
EXPERTS ......................................................................11

     Our principal executive offices are located at 12404 Park Central Drive, Dallas, Texas 75251 and our telephone number is (972) 340-5000.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following risk factors in evaluating an investment in our common stock. This prospectus contains "forward-looking statements" about our operations, economic performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business. These statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control, and reflect future business decisions that are subject to change. The risks described below are not the only ones facing our company. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment.

         In addition, we specifically direct you to our public filings, which are available from the Securities and Exchange Commission ("SEC") as described under the captions "Available Information" and "Where You Can Find More Information." These public filings will discuss other potential risk factors that may arise in the future.

LOSS OF MAJOR CLIENTS COULD ADVERSELY AFFECT OUR BUSINESS

         Our ten largest clients accounted for approximately 65.7% of our revenue for the year ended December 31, 1998. For the year ended December 31, 1997, our ten largest clients accounted for approximately 64.1% of our revenue. Only two clients, UBS and East Midlands Electricity, accounted for more than 10% of our revenue during 1997 and 1998.

         Our largest client is UBS. Approximately 27.3% of our revenue came from services performed on behalf of UBS for the year ended December 31, 1998. For the year ended December 31, 1997, approximately 27.2% of our revenue came from UBS. We expect UBS to account for a substantial portion of our revenue and earnings for the foreseeable future.

         Approximately 11.7% of our revenue came from services performed on behalf of East Midlands Electricity for the year ended December 31, 1998. For the year ended December 31, 1997, approximately 10.2% of our revenue came from East Midlands Electricity. In July 1998, PowerGen plc acquired East Midlands Electricity from Dominion Resources, Inc. and East Midlands Electricity has since terminated its agreement with us.

         One of our largest clients, Harvard Pilgrim Healthcare, Inc. was placed into temporary receivership on January 4, 2000 by the Supreme Judicial Court for Suffolk County in Massachusetts. The Commissioner of Insurance of the Commonwealth of Massachusetts, as temporary receiver, now oversees the operations of this client. The receiver has broad powers over the future operations of this client; and, accordingly, we cannot give any assurance that our relationship with this client will continue in the future.

         After UBS and East Midlands Electricity, our next eight largest customers accounted for approximately 26.7% of our revenue in 1998. Our success depends substantially upon the retention of UBS and a majority of our other major clients as ongoing clients. Generally, we may lose a client as a result of a merger or acquisition, business failure, contract expiration, or the selection of another provider of information technology services. We cannot guarantee that we will be able to retain long-term relationships or secure renewals of short-term relationships with our major clients in the future.

CHANGES IN OUR UBS RELATIONSHIP AND VARIABILITY OF PROFITS FROM UBS COULD ADVERSELY AFFECT OUR BUSINESS

         Our relationship with UBS is a long-term strategic relationship that we formed by entering into several agreements with UBS in January 1996. These contracts were renegotiated in April 1997 and June 1998. The April 1997 renegotiation reduced the term of the agreements from 25 years to ten years beginning January 1997. We cannot guarantee that our current relationship with UBS will continue on the same terms in the future.

         Revenue derived from this relationship depends upon the level of services we perform, which may vary from period to period depending on UBS's requirements. The agreement with UBS that covers a majority of our business with UBS entitles us to recover our costs plus an annual fee in an agreed amount with a bonus or penalty that can cause this annual fee to vary up or down by as much as 15%, depending on our level of performance as determined by UBS. Determination of whether our performance merits a bonus or a penalty depends on many subjective factors, including service quality, client satisfaction, and our effectiveness in assisting UBS in meeting its business goals. As a result, we cannot predict with certainty the future level of revenue or profit from our relationship with UBS.

FAILURE TO RECRUIT, TRAIN, AND RETAIN SKILLED PERSONNEL COULD INCREASE COSTS OR LIMIT GROWTH

         We must continue to grow internally by hiring and training technically-skilled people in order to perform services under our existing contracts and new contracts into which we will enter. The people capable of filling these positions are in great demand and recruiting and training such personnel require substantial resources. We have to pay an increasing amount to hire and retain a technically-skilled workforce. Our business also experiences significant turnover of technically-skilled people. These factors create variations and uncertainties in our compensation expense and directly affect our profits. If we fail to attract, train, and retain sufficient numbers of these technically-skilled people, our business, financial condition, and results of operations will be materially and adversely affected.

         We have issued a substantial number of options to purchase shares of Class A common stock to our associates. We expect to continue to issue options to our associates to reward performance and encourage retention. The exercise of any additional options issued by us could adversely affect the prevailing market price of the Class A common stock.

WE COULD LOSE RIGHTS TO OUR COMPANY NAME

         We do not own the right to our company name. In 1988, we entered into a license agreement with Ross Perot and the Perot Systems Family Corporation that allows us to use the name "Perot" and "Perot Systems" in our business on a royalty-free basis. Mr. Perot and the Perot Systems Family Corporation may terminate this agreement at any time and for any reason. Beginning one year following such a termination, we would not be allowed to use the names "Perot" or "Perot Systems" in our business. Mr. Perot's or the Perot Systems Family Corporation's termination of our license agreement could materially and adversely affect our business, financial condition, and results of operations.

ROSS PEROT'S STOCK OWNERSHIP PROVIDES SUBSTANTIAL CONTROL OVER OUR COMPANY

          Ross Perot, our Chairman, President, and Chief Executive Officer, is the managing general partner of HWGA, Ltd., a partnership that owned 31,705,000 shares of our Class A common stock as of December 31, 1999. Mr. Perot also owns 44,000 shares of our Class A common stock directly. Accordingly, Mr. Perot, primarily through HWGA, Ltd., controls approximately 35.0% of our outstanding voting common stock. As a result, Mr. Perot, through HWGA, Ltd., will have the power to block corporate actions such as an amendment to our Certificate of Incorporation, the consummation of any merger, or the sale of all or substantially all of our assets. In addition, Mr. Perot may significantly influence the election of directors and any other action requiring shareholder approval. The other general partner of HWGA, Ltd. is Ross Perot, Jr., a director of our company, who has the authority to manage the partnership and direct the voting or sale of the shares of Class A common stock held by HWGA, Ltd. if Ross Perot is no longer the managing general partner.

LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS

         Our success depends largely on the skills, experience, and performance of some key members of our management, including our Chairman, President, and Chief Executive Officer, Ross Perot. The loss of any key members of our management may materially and adversely affect our business, financial condition, and results of operations.

OUR CONTRACTS CONTAIN TERMINATION PROVISIONS AND PRICING RISKS

         Many of the services we provide are critical to our clients' business. Some of our contracts with clients permit termination in the event our performance is not consistent with service levels specified in those contracts. The ability of our clients to terminate contracts creates an uncertain revenue stream. If clients are not satisfied with our level of performance, our reputation in the industry may suffer, which may also materially and adversely affect our business, financial condition, and results of operations.

         Some of our contracts contain pricing provisions that require the payment of a set fee by the client for our services regardless of the costs we incur in performing these services, or provide for penalties in the event we fail to achieve certain contract standards. In such situations, we are exposed to the risk that we will incur significant unforeseen costs or such penalties in performing the contract.

FAILURE TO PROPERLY MANAGE GROWTH COULD ADVERSELY AFFECT OUR BUSINESS

         We have expanded our operations rapidly in recent years. We intend to continue expansion in the foreseeable future to pursue existing and potential market opportunities. This rapid growth places a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures, and controls on a timely basis. If we fail to implement these systems, our business, financial condition, and results of operations will be materially and adversely affected.

WE OPERATE IN HIGHLY COMPETITIVE MARKETS

         Our markets are intensely competitive. Our customers' requirements and the technology available to satisfy those requirements continually change.

         Our principal competitors include Andersen Consulting LLP, Cambridge Technology Partners, Inc., Cap Gemini Group, Computer Sciences Corporation, debis Systemhaus GmbH (the information technology division of DaimlerChrysler), Electronic Data Systems Corporation, Ernst & Young LLP, IBM Global Services (a division of International Business Machines Corporation), KPMG Peat Marwick LLP, MCI Systemhouse, Oracle Corporation, PricewaterhouseCoopers LLP, and The SABRE Group Holdings, Inc.

         Many of these companies, as well as some other competitors, have greater financial resources and a larger customer base than we do and may have larger technical, sales, and marketing resources than we do. We expect to encounter additional competition as we address new markets and as the computing and communications markets converge.

         We must frequently compete with a client's own internal information technology capability, which may constitute a fixed cost for the client. This may increase pricing pressure on us. If we are forced to lower our pricing or if demand for our services decreases, our business, financial condition, and results of operations will be materially and adversely affected.

         We compete on the basis of a number of factors, including the attractiveness of the business strategy and services that we offer, breadth of services we offer, pricing, technological innovation, quality of service, and ability to invest in or acquire assets of potential customers. Some of these factors are outside our control. We cannot be sure that we will compete successfully against our competitors in the future. If we fail to compete successfully against our current or future competitors with respect to these or other factors, our business, financial condition, and results of operations will be materially and adversely affected.

VARIABILITY OF QUARTERLY OPERATING RESULTS

         We expect our revenues and operating results to vary from quarter to quarter. Such variations are likely to be caused by many factors that are, to some extent, outside our control, including:

          o    mix and timing of client projects;

          o    completing client projects;

          o    hiring, integrating, and utilizing associates;

          o    timing of new contracts;

          o    issuance of common shares and options to employees; and

          o    one time non-recurring and unusual charges.

         Accordingly, we believe that quarter-to-quarter comparisons of operating results for preceding quarters are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance.

CHANGES IN TECHNOLOGY COULD ADVERSELY AFFECT OUR BUSINESS

         The markets for our information technology services change rapidly because of technological innovation, new product introductions, changes in customer requirements, declining prices, and evolving industry standards, among other factors. New products and new technology often render existing information services or technology infrastructure obsolete, excessively costly, or otherwise unmarketable. As a result, our success depends on our ability to timely innovate and integrate new technologies into our service offerings. We cannot guarantee that we will be successful at adopting and integrating new technologies into our service offerings in a timely manner.

         Advances in technology also require us to commit substantial resources to acquiring and deploying new technologies for use in our operations. We must continue to commit resources to train our personnel and our clients' personnel in the use of these new technologies. We must continue to train personnel to maintain the compatibility of existing hardware and software systems with these new technologies. We cannot be sure that we will be able to continue to commit the resources necessary to refresh our technology infrastructure at the rate demanded by our markets.

INTELLECTUAL PROPERTY RIGHTS

         In recent years, there has been significant litigation in the United States involving patent and other intellectual property rights. We are not currently involved in any material intellectual property litigation. We may, however, be a party to intellectual property litigation in the future to protect our trade secrets or know-how.

         Our suppliers, clients, and competitors may have patents and other proprietary rights that cover technology employed by us. Such persons may also seek patents in the future. United States patent applications are confidential until a patent is issued and most technologies are developed in secret. Accordingly, we are not, and cannot, be aware of all patents or other intellectual property rights of which our services may pose a risk of infringement. Others asserting rights against us could force us to defend ourselves or our clients against alleged infringement of intellectual property rights. We could incur substantial costs to prosecute or defend any such litigation and intellectual property litigation could force us to do one or more of the following:

          o cease selling or using products or services that incorporate the challenged technology;

          o obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology; and

          o redesign those services or products that incorporate such technology.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS, AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS

         Our Board of Directors may issue up to 5,000,000 shares of preferred stock and may determine the price, rights, preferences, privileges, and restrictions, including voting and conversion rights, of these shares of preferred stock. These determinations may be made without any further vote or action by our stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

         In addition, we have adopted a stockholders' rights plan. Under this plan, after the occurrence of specified events that may result in a change of control, our stockholders will be able to buy stock from us or our successor at half the then current market price. These rights will not extend, however, to persons participating in takeover attempts without the consent of our Board of Directors or that our Board of Directors determines to be adverse to the interests of the stockholders. Accordingly, this plan could deter takeover attempts.

         Some provisions of our Certificate of Incorporation and Bylaws and of Delaware General Corporation Law could also delay, prevent, or make more difficult a merger, tender offer, or proxy contest involving our company. Among other things, these provisions:

          o require a 66 2/3% vote to amend our Certificate of Incorporation or approve any merger or sale, lease, or exchange of all or substantially all of our property and assets;

          o    require an 80% vote of the stockholders to amend our Bylaws;

          o require advance notice for stockholder proposals and director nominations to be considered at a vote of a meeting of stockholders;

          o permit only our Chairman, President, or a majority of our Board of Directors to call stockholder meetings, unless our Board of Directors otherwise approves;

          o prohibit actions by stockholders without a meeting, unless our Board of Directors otherwise approves; and

          o limit transactions between our company and persons that acquire significant amounts of stock without approval of our Board of Directors.

NO DIVIDENDS

         We have never declared or paid a cash dividend on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

RISKS RELATED TO INTERNATIONAL OPERATIONS

         We have operations in many countries around the world. Risks that affect international operations include:

          o    fluctuations in currency exchange rates;

          o    complicated licensing and work permit requirements;

          o    variations in the protection of intellectual property rights;

          o    restrictions on the ability to convert currency; and

          o additional expenses and risks inherent in conducting operations in geographically distant locations, with customers speaking different languages and having different cultural approaches to the conduct of business.

         To attempt to mitigate the effects of foreign currency fluctuations on the results of our foreign operations, we sometimes use forward exchange contracts and other hedging techniques to help protect us from large swings in currency exchange rates.

                                   THE COMPANY

         We are a worldwide provider of information technology services and business solutions to a broad range of clients. We serve our clients by delivering services and solutions focused on each client's needs, with particular emphasis on helping clients more effectively serve their customers.

         We integrate three core disciplines in providing information technology solutions and services to our clients:

          o    business integration;

          o    systems integration and applications development; and

          o    information technology infrastructure services.

         Business integration services include working with clients to develop and implement business strategy, information technology strategy, process redesign, and change management. Systems integration and applications development include the design and implementation of information technology systems for clients, including both custom-developed and packaged software. Information technology infrastructure services combine information technology outsourcing, staffing, and infrastructure management.

         In marketing our services, we are primarily focused on four industries: financial services, energy, healthcare, and travel and transportation. We target these industries to capture the opportunities arising from these industries' rapid rates of change, growth, and the increasing importance of information technology in driving and managing this change and growth. We also have significant clients in the communications and media and manufacturing industries and continually evaluate additional industries for future growth opportunities.

         Ross Perot and eight associates founded Perot Systems Corporation in June 1988. Our principal executive offices are located at 12404 Park Central Drive, Dallas, Texas 75251 and our telephone number is (972) 340-5000.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                     Nine Months   Nine Months
                                       Ended          Ended
                                   September 30,   September 30,                    Year Ended December 31,
                                   -------------   -------------   --------------------------------------------------------------
                                       1999             1998          1998         1997         1996         1995         1994
                                   -------------   -------------   ----------   ----------   ----------   ----------   ----------
STATEMENT OF OPERATIONS DATA:
     Revenue ...................   $       861.4   $       724.2   $    993.6   $    781.6   $    599.4   $    342.3   $    292.2
     Operating income ..........            75.5            42.2         61.3         17.6         41.3         20.9         10.9
     Net income ................            53.2            28.2         40.5         11.2         20.5         10.8          6.3
     Basic earnings per common
     share .....................   $        0.61   $        0.37   $     0.53   $     0.14   $     0.27   $     0.17   $     0.10

     Diluted earnings per common
     share .....................   $        0.47   $        0.29   $     0.42   $     0.12   $     0.24   $     0.16   $     0.09

BALANCE SHEET DATA:
     Total assets ..............   $       592.0   $       390.5   $    382.1   $    267.1   $    232.2   $    130.5   $     90.3
     Total debt, including
     current maturities ........             0.8             2.2          1.5          2.9          5.2          6.1         10.0
     Book value per common
     share* ....................   $        3.89   $        1.66   $     1.83   $     1.22   $     0.89   $     0.50   $     0.37

We have never declared or paid a cash dividend on our common stock.

* The effect of the Preferred Stock outstanding at December 31, 1995 and 1994 has been eliminated from this calculation. The Preferred Stock was redeemed by the Company during 1996.

                              PLAN OF DISTRIBUTION

GENERAL

         This prospectus relates to 5,000,000 shares of our Class A common stock that we may offer and issue from time to time in connection with our acquisition of other businesses, properties, or equity and/or debt securities in business combination transactions. This prospectus will also relate to some shares of Class A common stock that persons who acquired shares pursuant to this prospectus may resell or reoffer.

         We intend to concentrate our acquisitions in areas related to our current business. If the opportunity arises, however, we may make acquisitions that are either complementary to our present operations or that we consider advantageous even though the business may not be the same as our present activities. The consideration for any such acquisition will be determined by negotiations between us and the owners or controlling persons of the acquired businesses or assets. We expect that the shares of Class A common stock issued in any acquisition will be valued at a price reasonably related to the market value of the Class A common stock either at the time we agree on the terms of an acquisition or at the time of delivery of the shares.

         We do not expect to pay underwriting discounts or commissions in connection with the issuance of shares of Class A common stock under this prospectus. However, we may pay finders' fees or brokers' commissions in connection with specific acquisitions, and these fees may be paid in shares of Class A common stock covered by this prospectus. Any person receiving a fee may be an underwriter within the meaning of the Securities Act of 1933.

SELLING STOCKHOLDERS

         We may from time to time permit persons who receive shares of Class A common stock in business combinations to resell their shares using this prospectus.

         These sales may be effected from time to time on the New York Stock Exchange at prevailing prices or at negotiated prices. The selling stockholders may also sell shares of Class A common stock in private transactions or in the over-the-counter market at prices related to the prevailing prices of the shares on the New York Stock Exchange.

         The selling stockholders may use broker-dealers to effect these transactions. These broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the sales. The selling stockholders and any broker-dealers that participate in the distribution may, under certain circumstances, be deemed to be underwriters within the meaning of the Securities Act of 1933, and any commissions received or profits realized may be deemed to be underwriting discounts and commissions under the Securities Act. We and the selling stockholders may also agree to indemnify the broker-dealers against certain liabilities under the Securities Act. In addition, we may agree to indemnify the selling stockholders and any underwriter of the shares of Class A common stock against certain liabilities under the Securities Act or, if indemnity is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

         If required under the Securities Act of 1933, we will file a supplemental prospectus disclosing the name of any selling stockholder, the name of any broker-dealers involved in a sale, the number of shares involved, the price at which such shares are to be sold, the commissions paid or discounts or concessions allowed, and other facts material to the transaction.

         We may agree to pay certain costs and expenses that the selling stockholders incur in connection with the registration of their shares, but we expect that the selling stockholders will pay all selling commissions, transfer taxes, and related charges in connection with the offer and sale of their shares of Class A common stock.

         The selling stockholders may sell the shares of Class A common stock offered hereby from time to time and may choose to sell less than all or none of those shares.

                              AVAILABLE INFORMATION

         We file annual, quarterly, special reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov." Our common stock is listed on the New York Stock Exchange under the symbol "PER" and the periodic reports, proxy statements, and other information we file with the SEC may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

          (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          (2) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

          (3)  Our Current Report on Form 8-K dated January 28, 2000.

          (4) The Registration Statement of our Class A common stock on Form 8-A filed on January 21, 1999.

          (5) The Registration Statement of Rights to Purchase our Series A and Series B Junior Participating Preferred Stock on Form 8-A filed on February 18, 1999.

         In addition, this prospectus incorporates by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of the initial filing of the registration statement that includes this prospectus until the termination of the offering. Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            12404 Park Central Drive
                               Dallas, Texas 75251
                          Attention: Investor Relations
                                 (972) 340-5000

         This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized nor have any of the selling stockholders authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                                  LEGAL MATTERS

         The validity of the Class A common stock will be passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas. A partner in Hughes & Luce, L.L.P. is the beneficial owner of 281,000 shares of our Class A common stock.

                                     EXPERTS

          Our audited consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's (the "Company") Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or are otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

         DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent, or employee of the Company or who is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in defense of any action, suit, or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed herewith or incorporated herein by reference.

     EXHIBIT
      NUMBER        DESCRIPTION OF EXHIBIT
     -------        ----------------------

      3.1**         Amended and Restated Certificate of Incorporation

      3.2**         Amended and Restated Bylaws

      4.1**         Specimen of Class A Common Stock Certificate

      4.2**         Form of Rights Agreement

      4.3** Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (included as Exhibit A-1 to the Rights Agreement)

      4.4** Form of Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock (included as Exhibit A-2 to the Rights Agreement)

      5.1* Opinion of Hughes & Luce, L.L.P., regarding legality of securities being registered

      10.1+         1991 Stock Option Plan

      10.2+         Form of Option Agreement (1991 Option Plan)

      10.3+         Restricted Stock Plan

      10.4+         Form of Restricted Stock Agreement (Restricted Stock Plan)

      10.5+         1996 Non-employee Director Stock Option/Restricted Stock
                    Plan

      10.6+ Form of Restricted Stock Agreement (Non-employee Stock Option/Restricted Stock Plan)

      10.7+         Form of Option Agreement (Non-employee Stock
                    Option/Restricted Stock Plan)

      10.8+         Advisor Stock Option/Restricted Stock Incentive Plan

      10.9+ Form of Restricted Stock Option Agreement (Advisor Stock Option/Restricted Stock Incentive Plan)

      10.10+ Form of Option Agreement (Advisor Stock Option/Restricted Stock Incentive Plan)

      10.11++ Promissory Note in the principal amount of $70,000, dated March 10, 1996, made by Joseph E. Boyd payable to the Company

      10.20+ Associate Agreement dated July 8, 1996 between the Company and James Champy

      10.21+ Restricted Stock Agreement dated July 8, 1996 between the Company and James Champy

      10.22+ Letter Agreement dated July 8, 1996 between James Champy and the Company

      10.27+        Amended and Restated PSC Stock Option and Purchase
                    Agreement dated April 24, 1997 between Swiss Bank Corporation and the Company (incorporated by reference to Exhibit 10.30 to the Company's Form 10 dated April 30, 1997)

      10.28+ Amended and Restated Master Operating Agreement dated January 1, 1997 between Swiss Bank Corporation and the Company (incorporated by reference to Exhibit 10.31 to the Company's Form 10 dated April 30, 1997)

      10.29+ Amended and Restated Agreement for EPI Operational Management Services dated January 1, 1997 (incorporated by reference to Exhibit 10.32 to the Company's Form 10 dated April 30, 1997)

     10.30** Amendment to Amended and Restated Master Operating Agreement dated June 28, 1998 between UBS AG and the Company

     10.31** Amendment to Amended and Restated Agreement for EPI Operational Management Services dated June 28, 1998 between Swiss Bank Corporation and the Company

     10.32**        1999 Employee Stock Purchase Plan

     10.33**        Form of Amended and Restated 1991 Stock Option Plan

     10.34**        Form of Amended Stock Option Agreement

     10.35++ Pledge Agreement dated May 10, 1996, between the Company and Joseph E. Boyd

     10.36** Promissory Note dated August 27, 1997 made by John E. King in favor of the Company in the principal amount of $250,000

     10.37** Pledge Agreement dated August 27, 1997 made by John E. King in favor of the Company

     10.38** Agreement dated September 26, 1997 among the Company, Ken Scott and NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.40 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

     10.39** Promissory Note dated September 26, 1997 made by Ken Scott in favor of NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.41 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

     10.40** Promissory Note dated September 26, 1997 made by Ken Scott in favor of the Company (incorporated by reference to Exhibit 10.42 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

     10.41*** Share Purchase Agreement dated January 14, 2000, between the Company and UBS Capital B.V.

      21.1*         Subsidiaries of the Company

      23.1*         Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)

      23.2*         Consent of PricewaterhouseCoopers LLP

      24.1          Power of Attorney (included in Part II to this Registration
                    Statement)

      27+++         Financial Data Schedule

*      Filed herewith.

** Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-60755, to the exhibit of the same number except as otherwise indicated.

*** Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated January 28, 2000.

+ Incorporated by reference to the Registrant's Form 10, dated April 30, 1997, to the exhibit of the same number except as otherwise indicated.

++ Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, to the exhibit of the same number except as otherwise indicated.

+++ Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.


ITEM 22. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (6)      That, every prospectus (i) that is filed pursuant to paragraph
(5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of February, 2000.

                                                 PEROT SYSTEMS CORPORATION



                                                 By:/s/ TERRY ASHWILL
                                                    ---------------------------
                                                    Terry Ashwill
                                                    Vice President and Chief
                                                    Financial Officer

         Each person whose signature appears below hereby constitutes and appoints Terry Ashwill and Peter Altabef, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and addition to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 NAME                                    TITLE                                  DATE
                 ----                                    -----                                  ----
             /s/ ROSS PEROT                 Chairman, President, and Chief               February 10, 2000
----------------------------------------    Executive Officer
               Ross Perot

           /s/TERRY ASHWILL                 Vice President, Chief Financial              February 10, 2000
----------------------------------------    Officer, and Principal Accounting
             Terry Ashwill                  Officer


           /s/ JAMES CHAMPY                 Vice President and Director                  February 10, 2000
----------------------------------------
              James Champy

          /s/ STEVEN BLASNIK                Director                                     February 10, 2000
----------------------------------------
             Steven Blasnik

        /s/ WILLIAM K. GAYDEN               Director                                     February 10, 2000
----------------------------------------
           William K. Gayden

             /s/ CARL HAHN                  Director                                     February 10, 2000
----------------------------------------
               Carl Hahn

          /s/ ROSS PEROT, JR.               Director                                     February 10, 2000
----------------------------------------
            Ross Perot, Jr.

                                 EXHIBIT INDEX

     EXHIBIT
     NUMBER         DESCRIPTION OF EXHIBIT
     -------        ----------------------
      3.1**         Amended and Restated Certificate of Incorporation

      3.2**         Amended and Restated Bylaws

      4.1**         Specimen of Class A Common Stock Certificate

      4.2**         Form of Rights Agreement

      4.3** Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (included as Exhibit A-1 to the Rights Agreement)

      4.4** Form of Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock (included as Exhibit A-2 to the Rights Agreement)

      5.1* Opinion of Hughes & Luce, L.L.P., regarding legality of securities being registered

      10.1+         1991 Stock Option Plan

      10.2+         Form of Option Agreement (1991 Option Plan)

      10.3+         Restricted Stock Plan

      10.4+         Form of Restricted Stock Agreement (Restricted Stock Plan)

      10.5+         1996 Non-employee Director Stock Option/Restricted Stock Plan

      10.6+         Form of Restricted Stock Agreement (Non-employee Stock
                    Option/Restricted Stock Plan)

      10.7+         Form of Option Agreement (Non-employee Stock
                    Option/Restricted Stock Plan)

      10.8+         Advisor Stock Option/Restricted Stock Incentive Plan

      10.9+         Form of Restricted Stock Option Agreement (Advisor Stock
                    Option/Restricted Stock Incentive Plan)

      10.10+        Form of Option Agreement (Advisor Stock Option/Restricted
                    Stock Incentive Plan)

      10.11++       Promissory Note in the principal amount of $70,000, dated
                    March 10, 1996, made by Joseph E. Boyd payable to the
                    Company

      10.20+ Associate Agreement dated July 8, 1996 between the Company and James Champy

      10.21+ Restricted Stock Agreement dated July 8, 1996 between the Company and James Champy

      10.22+ Letter Agreement dated July 8, 1996 between James Champy and the Company

      10.27+        Amended and Restated PSC Stock Option and Purchase
                    Agreement dated April 24, 1997 between Swiss Bank
                    Corporation and the Company (incorporated by reference to Exhibit 10.30 to the Company's Form 10 dated April 30, 1997)

      10.28+        Amended and Restated Master Operating Agreement dated
                    January 1, 1997 between Swiss Bank Corporation and the
                    Company (incorporated by reference to Exhibit 10.31 to the Company's Form 10 dated April 30, 1997)

      10.29+        Amended and Restated Agreement for EPI Operational
                    Management Services dated January 1, 1997 (incorporated by reference to Exhibit 10.32 to the Company's Form 10 dated
                    April 30, 1997)


     10.30** Amendment to Amended and Restated Master Operating Agreement dated June 28, 1998 between UBS AG and the Company

     10.31**        Amendment to Amended and Restated Agreement for EPI
                    Operational Management Services dated June 28, 1998 between
                    Swiss Bank Corporation and the Company

     10.32**        1999 Employee Stock Purchase Plan

     10.33**        Form of Amended and Restated 1991 Stock Option Plan

     10.34**        Form of Amended Stock Option Agreement

     10.35++ Pledge Agreement dated May 10, 1996, between the Company and Joseph E. Boyd

     10.36** Promissory Note dated August 27, 1997 made by John E. King in favor of the Company in the principal amount of $250,000

     10.37** Pledge Agreement dated August 27, 1997 made by John E. King in favor of the Company

     10.38**        Agreement dated September 26, 1997 among the Company, Ken
                    Scott and NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.40 to the Company's Registration
                    Statement on Form S-1, Registration No. 333-60755)

     10.39** Promissory Note dated September 26, 1997 made by Ken Scott in favor of NationsBank of Texas, N.A. (incorporated by reference to Exhibit 10.41 to the Company's Registration
                    Statement on Form S-1, Registration No. 333-60755)

     10.40** Promissory Note dated September 26, 1997 made by Ken Scott in favor of the Company (incorporated by reference to Exhibit 10.42 to the Company's Registration Statement on
                    Form S-1, Registration No. 333-60755)

     10.41***       Share Purchase Agreement dated January 14, 2000, between the
                    Company and UBS Capital B.V.

     21.1*          Subsidiaries of the Company

     23.1*          Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)

     23.2*          Consent of PricewaterhouseCoopers LLP

     24.1           Power of Attorney (included in Part II to this Registration
                    Statement)

     27+++          Financial Data Schedule

*      Filed herewith.

** Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-60755, to the exhibit of the same number except as otherwise indicated.

*** Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated January 28, 2000.

+ Incorporated by reference to the Registrant's Form 10, dated April 30, 1997, to the exhibit of the same number except as otherwise indicated.

++ Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, to the exhibit of the same number except as otherwise indicated.

+++ Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.